Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-205944, No. 333-217121, No. 333-224330, No. 333-230994, No. 333-237873, No. 333-255176, No. 333-263966 and No. 333- 268083 on Form S-8 of our report dated April 19, 2024, relating to the financial statements of Baozun Inc., appearing in the Annual Report on Form 20-F of Baozun Inc. for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 23, 2026